As filed with the Securities and Exchange Commission on August 11, 2020

pursuant to the Jumpstart our Business Startups Act

Registration No. 333-228498

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HITEK GLOBAL INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 304, No. 30 Guanri Road, Siming District,

Xiamen City, Fujian Province, People’s Republic of China
+86 592-5395967

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hunter Taubman Fischer & Li LLC
800 Third Avenue, Suite 2800
New York, NY 10018
(212) 530-2208

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Joan Wu, Esq. Ying Li, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10018 (212) 530-2208	Bradley A. Haneberg, Esq. Matthew B. Chmiel, Esq. Haneberg Hurlbert PLC 1111 East Main Street, Suite 2010 Richmond, VA 23219 (804) 554-4801

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The registrant is filing this Post-Effective Amendment No. 3 to Form F-1 (the “Amendment”) to its registration statement (Registration No. 333-228498) (the “Registration Statement”) for the sole purpose of filing of Exhibit 23.1. Accordingly, the Amendment consists solely of the cover page, this explanatory note, Item 8 of Part II of Registration Statement, the signature page, the Exhibit Index and Exhibit 23.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this amendment. The Registration Statement was declared effective by the Securities and Exchange Commission on March 30, 2020.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-3 of this Amendment.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xiamen, People’s Republic of China, August 11, 2020.

HiTek Global Inc.

By:	/s/ Xiaoyang Huang
Xiaoyang Huang
Chief Executive Officer
(Principal Executive Officer)

/s/ Tianyu Xia
Tianyu Xia
Chief Financial Officer
(Principal Accounting and Financial Officer)

Signature	Capacity	Date

/s/ Xiaoyang Huang	Chief Executive Officer and Director	August 11, 2020
Xiaoyang Huang

*	Chairman of the Board	August 11, 2020
Shenping Yin

/s/ Tianyu Xia	Chief Financial Officer	August 11, 2020
Tianyu Xia

*	Chief Technology Officer	August 11, 2020
Bo Shi

*	Director	August 11, 2020
Wenhua Yang

*	Director	August 11, 2020
Jianben Song

*	Director	August 11, 2020
Lawrence Venick

* By:	/s/ Xiaoyang Huang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on August 11, 2020.

Hunter Taubman Fischer & Li LLC

By:	/s/ Joan Wu
Name: Joan Wu
Title: Partner

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement***
3.1	Articles of Association***
3.2	Memorandum of Association***
3.3	Amended and Restated Memorandum and Articles of Association***
4.1	Specimen Certificate for Ordinary Shares***
5.1	Opinion of Maples regarding the validity of the Ordinary Shares being registered***
8.1	Opinion of Jingtian & Gongcheng regarding certain PRC tax matters (included in Exhibit 99.2)***
8.2	Opinion of Hunter Taubman Fischer & Li LLC regarding certain U.S. Federal Income Taxation matters***
10.1	Employment Agreement by and between CEO Xiaoyang Huang and the Company on July 1, 2018***
10.2	Employment Agreement by and between CTO Bo Shi and the Company on July 1, 2018***
10.3	Employment Agreement by and between CFO Tianyu Xia and the Company on September 2, 2018***
10.4	Exclusive Technical Consultation and Service Agreement dated March 31, 2018, between WFOE and the Company***
10.5	Equity Interests Pledge Agreement dated March 31, 2018, between WFOE and Xiaoyang Huang, Shenping Yin, Bo Shi, Zhishuang Wang, Liuqing Huang, Jingru Li, Mian Tang, Ce Tian, Xianfeng Lin, Inner Mongolia Guangxin Investment Co., Ltd., Baotou Zhongzhe Hengtong Technology Co., Ltd.***
10.6	Exclusive Equity Interests Purchase Agreement dated March 31, 2018, amongst WFOE, Xiaoyang Huang, Shenping Yin, Bo Shi, Zhishuang Wang, Liuqing Huang, Jingru Li, Mian Tang, Ce Tian, Xianfeng Lin, Inner Mongolia Guangxin Investment Co., Ltd., Baotou Zhongzhe Hengtong Technology Co., Ltd., and the Company***
10.7	Form of Power of Attorney dated March 31, 2018, between WFOE and Xiaoyang Huang, Shenping Yin, Bo Shi, Zhishuang Wang, Liuqing Huang, Jingru Li, Mian Tang, Ce Tian, Xianfeng Lin, Inner Mongolia Guangxin Investment Co., Ltd., Baotou Zhongzhe Hengtong Technology Co., Ltd.***
10.8	Form of Indemnification Escrow Agreement***
23.1	UHY LLP consent*
23.2	Consent of Maples (included in Exhibit 5.1)***
23.3	Consent of Jingtian & Gongcheng (included in Exhibit 99.2)***
99.1	Code of Business Conduct and Ethics of the Registrant***
99.2	Opinion of Jingtian & Gongcheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements***
99.3	Registrant’s Representation Pursuant to Requirements of Form 20-F, Item 8.A.4***

*	Filed herewith.
***	Previously filed

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